Exhibit 99.2

Reconciliation of net income available to common stockholders to funds from operations

	2002	2001	2000
Net Income available to common stockholders	28,877	60,661	63,485
Depreciation and amortization	36,859	33,157	35,077
Depreciation and amortization in income from joint venture	486	—	—
Depreciation and amortization in joint venture discontinued operations	7	—	—
Depreciation and amortization in discontinued operations	963	2,713	2,219
(Gain)/loss on sale of facilities	—	(11,245)	(1,149)
(Gain)/loss on sale of facilities in discontinued operations	(2,603)	—	—
Impairment of assets	12,472	7,223	—
Impairment of assets in discontinued operations	10,828	3,972	—
Extraordinary charge

Funds from operations	87,889	96,481	99,632

Weighted average shares	48,869	46,836	46,228

Funds from operation per share	1.80	2.06	2.16

	1999	1998	1997
Net Income available to common stockholders	63,136	62,071	61,855
Depreciation and amortization	33,555	26,377	19,825
Depreciation and amortization in discontinued operations	2,576	1,599
(Gain)/loss on sale of facilities	335	(2,321)	(829)
Impairment of assets	—	5,000

Funds from operations	99,602	92,726	80,851

Interest expense add back for diluted FFO	—	3,999	4,441

Diluted funds from operations	99,602	96,725	85,292

Weighted average shares	46,216	44,645	42,173

Shares add back for diluted funds from operations	—	2,638	2,893

Diluted weighted average shares	46,216	47,283	45,066

Funds from operation per share	2.16	2.08	1.92

Diluted funds from operation per share	2.16	2.05	1.89

	1996	1995	1994
Net Income available to common stockholders	54,944	50,371	44,813
Depreciation and amortization	16,723	13,885	12,244
(Gain)/loss on sale of facilities	—	(989)	—

Funds from operations	71,667	63,267	57,057

Weighted average shares	40,377	37,888	36,356

Funds from operation per share	1.77	1.67	1.57

	1993	1992	1991	1990
Net Income available to common stockholders	38,992	29,681	18,081	17,108
Depreciation and amortization	10,115	9,219	7,585	6,401
(Gain)/loss on sale of facilities	—	(138)	—	(92)
Extraordinary charge	2,004		3,460

Funds from operations	51,111	38,762	29,126	23,417

Weighted average shares	35,188	29,734	25,674	21,912

Funds from operation per share	1.45	1.30	1.13	1.07